                                                                    EXHIBIT 32.1

                           SECTION 1350 CERTIFICATION*

         In connection with the Annual Report of Retail Ventures, Inc. (the "Company") on Form 10-K for the fiscal year ended February 1, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, John C. Rossler, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

                  (1)      The Report fully complies with the requirements of
section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

                  (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                          /s/ John C. Rossler
                          ------------------------------------------------------
                          John C. Rossler, President and Chief Executive Officer
April 29, 2004

* This Certification is being furnished as required by Rule 13a-14(b) under the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code, and shall not be deemed "filed" for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section. This Certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in such filing.